Exhibit 10.11

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE WARRANT NOR THE SHARES MAY BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.  THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN THIS WARRANT OR THE SHARES ISSUABLE HEREUNDER.

MacroSolve, Inc.

Warrant to Purchase Common Stock

Issuer:	MacroSolve, Inc.
Class of Stock:	Common Stock
Issue Date:	July __, 2009
Expiration Date:	July 30, 2014

THIS WARRANT TO PURCHASE COMMON STOCK, $0.01 par value per share, is being issued pursuant to that certain Securities Purchase Agreement dated as of July __, 2009, (the “Purchase Agreement”) between MacroSolve, Inc. an Oklahoma corporation (the “Company”) and the persons named in Exhibit A of the Purchase Agreement.  (“Holder”).

I.           WARRANTS.

The Company hereby grants to Holder the right to purchase _________ shares of the Company’s Common Stock (the “Shares” or “Warrant Shares”).  Defined terms not defined herein shall have the meanings ascribed to them in the Warrant or the Purchase Agreement.

This Warrant shall expire and Holder shall no longer be able to purchase the Warrant Shares on the Expiration Date.

II.           EXERCISE.

A.           Method of Exercise.  Holder may exercise this Warrant by delivering a duly executed Warrant Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company.

B.           Delivery of Certificate and New Warrant.  As promptly as practicable after the receipt of the Warrant Notice of Exercise, but in any event not more than three (3) business days after the Company’s receipt of the Warrant Notice of Exercise, the Company shall issue the Shares and cause to be mailed for delivery by overnight courier, or if a Registration Statement covering the Shares has been declared effective by the SEC cause to be electronically transferred, to Holder a certificate representing the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new Warrant substantially in the form of this Warrant representing the right to acquire the portion of the Shares not so acquired.

C.           Replacement of Warrants.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

D.           Exercise Price.  The Exercise Price of this Warrant shall be $0.10 for each Warrant Share. It shall be changed in accordance with Section III.

III.              ADJUSTMENT TO THE SHARES.

              The number of Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

A.           Definitions.  Each term listed in this Section III shall have the meaning given hereinafter provided whenever it is used in this Agreement.

Adjustment  Fraction:  The  Adjustment  Fraction applicable  with  respect to any Stock Dividend or Reverse Stock Split shall have (i) a numerator equal to the number of shares of Common Stock outstanding immediately prior to the effective time of such Stock Dividend or Reverse Stock Split and (ii) a denominator equal to the number of shares of Common Stock outstanding immediately after giving effect to such Stock Dividend or Reverse Stock Split.

 Reverse  Stock  Split:  Any  of  the  following occurrences  shall  be  deemed  to be a "Reverse Stock Split": (i) any amendment to the Company's Certificate of Incorporation which shall have the effect of reducing the number of shares of Common Stock held by every holder of the Common Stock by the same proportion without providing for any distribution of anything of value to such holders in exchange for the shares lost by reason of such occurrence and (ii) any other occurrence which shall be similar in its substantive effect to the occurrence specified in clause (i) of this sentence.

Stock  Dividend:  Any of the following  occurrences shall  be  deemed  to be a  "Stock Dividend": (i) any distribution of shares of Common Stock pro rata to the holders of outstanding Common Stock in order to effect a stock dividend or stock split, (ii) any stock split or other subdivision of the Common Stock effected by means of an amendment to the Company's Certificate of Incorporation or otherwise, or (iii) any other occurrence which (A) shall have the effect of increasing by the same proportion the number of shares of Common Stock held by every holder of Common Stock issued in connection with such occurrence or (B) shall otherwise be similar in substantive effect to any of the occurrences specified in clause (i) or clause (ii) of this sentence.

B.         Exercise Price Adjustment.    Immediately after the effective time for any Stock Dividend or Reverse  Stock Split, the Exercise Price shall change to the product derived by multiplying (i) the Exercise Price in effect immediately prior to such effective time by (ii) the Adjustment Fraction applicable with respect to such Stock Dividend or Reverse Stock Split.  The Exercise Price shall also be increased by the earnings per share of the Company determined on a fully diluted basis and reported by the Company in its Annual Report on Form 10-K filed with the Securities and Exchange Commission for the years ended December 31, 2009 through December 31, 2013.  In the event of any other adjustment in the Exercise Price, the earnings per share calculation shall equitably adjusted to reflect the change.

C.       Fundamental Change,

(1)    Definition.   For  purposes  of this  Warrant,  a  "Fundamental Change"  shall  be  deemed  to have occurred if there shall be: (i) any consolidation to which the Company shall be a party, (ii) any merger in which the Company shall not survive, (iii) any merger in which the Common Stock outstanding immediately prior to such merger shall be exchanged for or converted into any cash, securities or other property shall be issued with respect to the Common Stock outstanding immediately prior to such merger, (iv) any complete liquidation of the Company or (v) any partial liquidation of the Company for which the approval of the Holder of Common Stock is required or which is involuntary.

(2)  Conditional Conversion Election. In connection with any Fundamental Change, the Holder shall have the right at any time before such event shall actually occur to make a conditional election (i) to exercise all or such portion of this Warrant as the Holder shall desire into Common Stock if such event shall actually be consummated and to participate in such event as if the holder had held such Common Stock on the date as of which the Holders of Common Stock entitled to participate in such event shall be selected but (ii) not to exercise this Warrant if such event shall not be consummated. This Warrant converted pursuant to any conditional election made pursuant to rights granted in this subsection III.C.2 shall be deemed to have been converted on the record date (or if there be no record date, the point in time) used to determine the holders of Common Stock entitled to participate in the Fundamental Change or other event giving rise to such conditional election.

(3)   Fundamental Change Adjustment.  As a condition  to the  consummation  of any Fundamental  Change,  lawful and  adequate provision shall be made whereby the Holder, if such Holder shall not make a conditional conversion election pursuant to subsection III.C.2, will immediately after the consummation of such Fundamental Change have the right to exercise this Warrant into such shares of stock, securities or assets which such Holder could have received in such Fundamental Change if such Holder had made a conditional exercise of this Warrant pursuant to subsection III.C.2. In each such case appropriate provision will be made with respect to such Holder's rights and interests to the end that the provisions of Section III shall thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant to provide such Holder with protections after such Fundamental Change substantially equivalent to the protections provided by this Section III prior to such Fundamental Change.

D.       Purchase Rights.  If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then the Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the date on which a record shall be taken for the grant, issuance or sale of such Purchase Rights or, if no such record shall be taken, the date as of which the record Holders of Common Stock shall be determined for the grant, issue or sale of such Purchase Rights.

E.       Distribution Rights.  If at any time the Company makes any distribution pro rata to the record Holders of Common Stock in property other than cash ("Distribution Rights"), then the holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Distribution Rights, the aggregate Distribution Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the date on which a record shall be taken for the grant, issuance or sale of such Distribution Rights, or, if no such record shall be taken, the date as of which the record Holders of Common Stock shall be determined for the grant, issue or sale of such Distribution Rights.

F.           No Impairment.  The Company shall not, by amendment of its articles of incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all such action as may be reasonably necessary or appropriate to protect Holder's rights hereunder against impairment.  If the Company takes any action affecting its Common Stock other than as described above that adversely affects Holder's rights under this Warrant, the Exercise Price shall be adjusted downward and the number of Shares issuable upon exercise of this
Warrant shall be adjusted upward in such a manner that the aggregate Exercise Price of this Warrant is unchanged.

G.           Fractional Shares.  No fractional Shares shall be issuable upon the exercise of this Warrant, and the number of Shares to be issued shall be rounded down to the nearest whole Share.

H.           Certificate as to Adjustments.  Upon any adjustment of the Exercise Price, the Company, at its expense, shall compute such adjustment and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based.  The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

I.           No Rights of Shareholders.  This Warrant does not entitle Holder to any voting rights or any other rights as a shareholder of the Company prior to the exercise of Holder’s right to purchase Shares as provided herein.

IV.              REPRESENTATIONS AND COVENANTS OF THE COMPANY.

A.           Representations and Warranties.  The Company hereby represents and warrants to Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and nonasessable, and free of any liens and encumbrances.

B.           Notice of Certain Events.  If the Company proposes at any time (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of Common Stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least twenty  (20) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least twenty (20) days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

C.           Information Rights.  So long as Holder holds this Warrant and/or any of the Shares, the Company shall deliver to Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days of their availability, the annual audited financial statements of the Company certified by independent public accountants of recognized standing, and (c) within forty-five (45) days after the end of each fiscal quarter or each fiscal year, the Company's quarterly, unaudited financial statements.

D.           Reservation of Warrant Shares.  The Company has reserved and will keep available, out of the authorized and unissued shares of Common Stock, the full number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant.

E.           Registration Rights. If Holder exercises this Warrant and purchases some or all of the Shares, Holder shall have the Registration Rights set forth in that certain Registration Rights Agreement executed concurrently therewith.

V.              REPRESENTATIONS AND COVENANTS OF THE HOLDER.

A.           Private Issue.  Holder understands (i) that the Shares issuable upon exercise of Holder's rights contained in the Warrant are not registered under the Securities Act of 1933 (the “Act”) or qualified under applicable state securities laws on the ground that the issuance contemplated by the Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on Holder's representations set forth in this Article V.

B.           Financial Risk.  Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

C.           Risk of No Registration.  Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Act, or file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the Act is not in effect when it desires to sell (i) the right to purchase Shares pursuant to the Warrant, or (ii) the Shares issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period.

D.           Accredited Investor.  Holder is an “accredited investor,” as such term is defined in Regulation D promulgated pursuant to the Act.

VI.              MISCELLANEOUS.

A.           Term.  This Warrant is exercisable, in whole or in part, at any time and from time to time on or after the Conversion Date and on or before the Expiration Date set forth above.

B.           Compliance with Securities Laws on Transfer.  This Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder.

C.           Transfer Procedure.  Holder shall have the right without the consent of the Company to transfer or assign in whole or in part this Warrant and the Shares issuable upon exercise of this Warrant. Holder agrees that unless there is in effect a registration statement under the Act covering the proposed transfer of all or part of this Warrant, prior to any such proposed transfer the Holder shall give written notice thereof to the Company (a "Transfer Notice").  Each Transfer Notice shall describe the manner and circumstances of the proposed transfer in reasonable detail and, if the company so requests, shall be accompanied by an opinion of legal counsel, in a form reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration under the Act; provided that the Company will not require opinions of counsel for transactions involving transfers to affiliates or pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Act, except in unusual circumstances.

D.           Notices, Etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by overnight courier service as follows:

if to the Company, to:

MacroSolve, Inc. 1717 South Boulder Ave. Suite 700 Tulsa, OK 74119 Attention: Chief Executive Officer

if to the Holder, to:	The address shown in the Holder’s Buyer Signature Page to the Purchase Agreement

or at such other address as the Company shall have furnished to the Holder.  Each such notice or other communication shall for all purposes of this agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

 E.           Counterparts.  This agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Facsimile execution shall be deemed originals.

 F.           Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

G.           Attorney’s Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

 H.           Governing Law; Jurisdiction.  This Warrant shall be governed by and construed in accordance with the laws of the State of Oklahoma, without giving effect to its principles regarding conflicts of law. Each of the parties hereto consents to the jurisdiction of the federal courts whose districts encompass the City of Tulsa or the state courts of the State of Oklahoma sitting in the City of Tulsa in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

 I.             Remedies.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transactions hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

 IN WITNESS WHEREOF, the parties hereto have duly caused this Warrant to Purchase Common Stock to be executed and delivered on the date first above written.

MacroSolve, Inc.

By: Clint H. Parr
Title: Chief Executive Officer

APPENDIX 1
WARRANT NOTICE OF EXERCISE

              1.              The undersigned hereby elects to purchase _________________ shares of the Common Stock of MacroSolve, Inc. pursuant to the terms of the Warrant issued by MacroSolve, Inc. on July __, 2009.

              2.              Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

__________
__________
__________

              3.              The undersigned makes the representations and covenants set forth in Article V of the Warrant.

___________________________
Name
___________________________
Date